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                                                                     EXHIBIT 5.1

                              CRAWFORD BAYLEY & CO.
                                  (REGISTERED)

C.H. PARDIWALA*                                           Z.M. TALATY (Ms)
S.Y. REGE*                                                V.G. PARELKAR
R.A. SHAH                 Advocates & Solicitors          M.Ph.A. WADIA
A.R. WADIA                      Notaries *                S.S. REGE
D.B. ENGINEER               State Bank Building           K.S. TRIVEDI
H.C. ASHER                   N.G.N.Vaidya Marg            S.R. BUCH
C.M. MANIAR                  Mumbai - 400 023             D.H. PATEL (Ms)
S.N. TALWAR                                               P.K. ASHER
D.C. SHROFF
S.K. ASHER

                                    SNT/                  December 1, 2003

Dr. Reddy's Laboratories Limited,
7-1-27 Ameerpet,
Hyderabad,
Andhra Pradesh 500016,
India

                     RE : REGISTRATION STATEMENT ON FORM S-8

Gentlemen :

We have acted as counsel for Dr. Reddy's Laboratories Limited, a company incorporated in the Republic of India (the "Company"), in connection with the adoption of the Reddy US Therapeutics Inc. 2003 Share Purchase Plan (the "Plan"), pursuant to which the Company's ordinary shares or American Depositary Shares evidencing the Company's ordinary shares (either newly issued or purchased on the open market) (the "Shares") are available for purchase from the Company. We understand that the Company is filing a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering the Shares. In so acting, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such Company records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

Based upon the foregoing and such examination of law as we have deemed necessary, we are of the opinion that the Shares, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-accessable. We consent to the use of this letter as an exhibit to the Registration Statement.

                                                               Yours faithfully,


                                                           CRAWFORD BAYLEY & CO.

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